UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

_____________________

Outlook Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02	Termination of a Material Definitive Agreement

As previously disclosed in a Current Report on Form 8-K filed on January 31, 2020 with the Securities and Exchange Commission, on January 27, 2020, Outlook Therapeutics, Inc. (the “Company”), the Company and MTTR LLC (“MTTR”) entered into a termination agreement and mutual release (the “Termination Agreement”) to terminate the strategic partnership agreement for the Company’s ONS-5010 product candidate by and between the Company and MTTR. The Termination Agreement became effective upon stockholder approval of the share issuance at the Company’s 2020 Annual Meeting of Stockholders held on March 19, 2020 (the “Annual Meeting”), and accordingly, the strategic partnership agreement with MTTR is terminated.

Item 3.02	Unregistered Sales of Equity Securities.

On March 23, 2020, the Company, following approval by the Company’s stockholders at the Annual Meeting and subsequent filing of the amendment of the Certificate of Designation of its outstanding Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred”), issued 29,358,621 shares of its common stock, par value $0.01 per share (the “Common Stock”) upon conversion of the 68,112 shares of Series A-1 Preferred outstanding and held by BioLexis Pte. Ltd. (“BioLexis”). Following such conversion by BioLexis, there are no longer any shares of Series A-1 Preferred outstanding. The shares of Common Stock were issued without registration in reliance upon the exemptions provided in Section 3(a)(9) and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Effective March 19, 2020, the Company, following approval by the stockholders of the Company at the Annual Meeting, is issuing an aggregate of 7,244,739 shares of Common Stock to the four principals of MTTR, including two of the Company’s executive officers, Messrs. Dagnon and Evanson, pursuant to the terms of those previously disclosed consulting agreements with each of the four principals dated January 27, 2020 as described in the Company’s Current Report on Form 8-K filed on January 31, 2020 with the Securities and Exchange Commission, on January 27, 2020. Such shares were issued without registration in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The disclosure set forth in Item 5.03 of this Current Report on Form 8-K to the extent required by this Item 3.03 is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 19, 2020, the Compensation Committee of the Company’s Board of Directors (the “Board”) recommended, and the Board approved, the terms of a bonus for Lawrence A. Kenyon, the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary, in recognition of achievement of certain pre-defined targets for fiscal year 2019. Mr. Kenyon was determined to have achieved 110% of his targets, and was awarded a bonus of $116,875 in cash, and granted stock options to acquire 216,435 shares of Common Stock under the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), which options have an exercise price of $0.54 per share, a term of 10 years, and vest in four equal annual installments such that vested in full on the four-year anniversary of the grant date, and subject to acceleration upon a Change in Control as defined in the 2015 Plan, in each case subject to Mr. Kenyon providing continuous service to the Company on each such date. Including Mr. Kenyon’s $116,875 of non-equity incentive plan compensation earned in 2019, his new total compensation earned for fiscal 2019 was $1,980,776. The Company will include the grant date fair value of the options awarded to Mr. Kenyon in the summary compensation table for fiscal 2020.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 19, 2020, following approval by the stockholders of the Company at the Annual Meeting, the Company filed the Certificate of Amendment of the Certificate of Designation of Series A-1 Convertible Preferred Stock (the “Certificate of Amendment”). Pursuant to the Certificate of Amendment, the effective conversion rate of the Series A-1 Preferred was increased from $18.89797 per share to $431.03447263 per share. The Certificate of Amendment also clarifies that while the Series A-1 Preferred vote on an as-converted basis, they will use a conversion rate of $111.982082867 per share, resulting in approximately 112 votes per share (or an effective rate of  $0.893 per share, the “Minimum Price” on January 27, 2020) in order to comply with applicable Nasdaq rules.

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 19, 2020, the Company held the 2020 Annual Meeting of the Stockholders (the “Annual Meeting”) at 55 Hudson Yards, New York, NY 10001-2163. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on February 14, 2020, as supplemented March 10, 2020. There were 43,088,776 shares of Common Stock and 68,112 shares of Series A-1 Preferred (representing 1,287,178 votes) outstanding and entitled to vote at the Annual Meeting on Proposals 1, 2, 4, 5 and 6, and there were 43,088,776 shares of Common Stock outstanding and entitled to vote at the Annual Meeting on Proposal No. 3.

The following is a brief description of each matter voted upon and the certified results (which, for Proposals 1, 2, 4, 5, and 6 include the vote of the Series A-1 Preferred voting with the Common Stock on an as converted basis), including the number of votes cast for and against each matter and, if applicable, the number of votes withheld, abstentions and broker non-votes with respect to each such matter.

Proposal 1. Stockholders elected each of the following nominees to serve as Class I Directors on the Board until the Company’s 2023 Annual Meeting of Stockholders or until his successor has been duly elected and qualified. The voting results for such nominees were as follows:

Director Name	Votes For	Votes Withheld	Broker Non- Votes
Yezan Haddadin	24,148,634	1,068,195	10,512,907
Kurt J. Hilzinger	24,171,818	1,045,011	10,512,907
Faisal G. Sukhtian	24,143,711	1,073,118	10,512,907

Proposal 2. Stockholders approved the Certificate of Amendment to increase the effective conversion rate of the Series A-1 Preferred and expand the voting rights in proportion thereto, but capped at the “Minimum Price” under applicable Nasdaq rules. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
24,623,293	268,630	324,906	10,512,907

Proposal 3. Stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Common Stock outstanding at a price per share that is less than the “Minimum Price” pursuant to the terms of the Company’s outstanding Series A-1 Preferred. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
23,277,690	337,502	314,459	10,512,907

Proposal 4. Stockholders approved, in accordance with Nasdaq Listing Rules 5635(c) and (d), the issuance of shares of Common Stock to the principals of MTTR LLC, which includes two of the Company’s executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
24,878,696	271,864	66,269	10,512,907

Proposal 5. Stockholders approved, in accordance with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the outstanding Common Stock at a price per share that is less than the “Minimum Price” upon conversion of the outstanding senior secured notes issued December 2019. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
24,867,858	296,718	52,253	10,512,907

Proposal 6. Stockholders ratified the selection by the Audit Committee of the Board of KPMG, LLP as the Company’s independent registered public accounting firm for its fiscal year ending September 30, 2020. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non- Votes
35,118,162	496,429	115,145	0

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Designation of Series A-1 Convertible Preferred Stock of Outlook Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: March 24, 2020	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer